                                                                Exhibit 99.1

                                  PRESS RELEASE

--------------------------------------------------------------------------------------------------------------------------
15301 w. 109TH Street, Lenexa, KS  66219                      Phone: 913-647-0158               Fax:  913-982-5766
                                                                                                investorrelations@elecsyscorp.com

February 7, 2002

FOR IMMEDIATE RELEASE:
Contact: Michael J. Meyer
Chairman
15301 W. 109th Street
Lenexa, Kansas 66219 USA
(913) 647-0158 o FAX (913) 982-5766

ELECSYS CORPORATION ANNOUNCES RESOLUTION OF CLAIM AGAINST
FORMER OWNERS OF DCI; SALE OF INSTRUMENT PRODUCT LINE
-----------------------------------------------------------------------

Lenexa, Kansas. (February 7, 2002) - Elecsys Corporation (AMEX: ASY) today announced that it had settled its dispute with the former owners of DCI, Inc.

The dispute related to representations and warranties made by the former owners in their sale of the stock of DCI, Inc. and payment by Elecsys of the subordinated note held by the former owners. The resolution agreement contained the following elements:

1.   Elecsys paid principal and interest on the existing note of approximately
     $328,000.
2.   An entity formed by the former owners purchased inventory, fixed assets, and intellectual property primarily associated with the DCI instrument panel meter product line in exchange for a reduction in the existing note of approximately $405,000. No gain or loss will be recorded on this transaction.
3.   The former owners forgave approximately $236,000 of principal and interest owed on the existing note, which will be recorded in the third quarter ended January 31, 2002 as a reduction in goodwill.
4.   Elecsys issued two long term, subordinated notes in exchange for the remaining principal balance on the existing note; one for approximately
     $405,000 which is convertible into common shares of Elecsys at $1.93 per share and another, non-convertible, note totaling $31,650.
5.   The parties mutually released each other from any and all existing and future claims under the original purchase agreements.

Michael J. Meyer, Chairman, stated "We are pleased to have this issue resolved.
The sale of our instrument panel meter product line, which generated approximately $300,000 per year in revenue, will permit us to focus exclusively on our core business of providing integrated custom liquid crystal displays and electronic manufacturing services to OEM's. Additionally, the forgiveness of the indebtedness and restructuring of the remaining note improves our balance sheet and liquidity." He further stated, "The instrument panel meter product line was the original core business around which DCI was founded and the former owners represent an excellent group to continue to grow that business and serve our panel

meter customers."

Elecsys Corporation, through it's DCI subsidiary, provides specialized electronic design, manufacturing and test services to original equipment manufacturers (OEM's) and manufactures and imports custom liquid crystal display
(LCD) devices. The electronic assemblies it designs and manufactures, including circuit board assemblies, electronic modules and full turn-key products, along with the LCD's it manufactures or imports, are used in medical, aerospace, industrial and consumer product applications.
http://www.elecsyscorp.com/

The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2001. The reader is cautioned that Elecsys
Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of
Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.